Exhibit 10.2

                       NATIONAL SEMICONDUCTOR CORPORATION

                        Executive Officer Incentive Plan

                      (as amended effective July 14, 2004)


1.   Objectives.

The National Semiconductor Corporation Executive Officer Incentive Plan (the "Plan") is designed to retain executives and reward them for making major contributions to the success and profitability of the Company. These objectives are accomplished by making incentive Awards under the Plan.

2.   Definitions.

     (a) Award - The Award to a Plan participant pursuant to terms and conditions of the Plan.

     (b) Award Agreement - An agreement between the Company and a participant that sets forth the terms, conditions and limitations applicable to an Award.

     (c) Board - The Board of Directors of National Semiconductor Corporation.

     (d) Code - The Internal Revenue Code of 1986, as amended from time to time.

     (e) Committee - The Compensation Committee of the Board, or such other committee of the Board that is designated by the Board to administer the Plan. The Committee shall be comprised solely of directors who are both "outside directors" under Section 162(m) of the Code, and "non-employee directors" under Rule 16b-3 under the Securities Exchange Act of 1934.

     (f) Company - National Semiconductor Corporation ("NSC") and any other corporation in which NSC controls, directly or indirectly, fifty percent (50%) or more of the combined voting power of all classes of voting securities.

     (g) Executive Officer - Any officer of the Company identified by the Company in its annual report on Form 10-K filed with the Securities and Exchange Commission as an executive officer of the Company.

     (h) Target Award - The Award expressed as a percentage of annualized base remuneration that may be earned by a participant for achievement of the target level of performance.

3.   Eligibility.

Only Executive Officers are eligible for participation in the Plan.

4.   Administration.

The Plan shall be administered by the Committee which shall have full power and authority to construe, interpret and administer the Plan. Each decision of the Committee shall be final, conclusive and binding upon all persons. Within no later than ninety (90) days after the start of each fiscal year, the Committee shall: (i) determine which Executive Officers are in positions in which they are likely to make substantial contributions to the Company's success and therefore participate in the Plan for the fiscal year; (ii) set Target Awards for each participant; (iii) establish performance goals and performance goal measures as provided by Section 5; and (iv) establish the terms and conditions of the Award Agreement in effect for the applicable fiscal year.

5.   Performance Goals.

     (a) The Committee shall establish performance goals applicable to a particular fiscal year within no later than ninety (90) days after the start of the fiscal year while the outcome of the performance goal is substantially uncertain.

     (b) Each performance goal applicable to a fiscal year shall identify one or more business criteria that is to be monitored during the fiscal year. Such business criteria include any of the following:

Financial Business Criteria:

Net income                              Earnings per share
Debt reduction                          Cash flow
Stockholder return                      Revenue
Return on investment                    Revenue growth
Return on invested capital              Return on net assets
Return on equity                        Profit before tax
Gross operating profit                  Profit after tax
Return on research and                  Market capitalization
    development investment              Total stockholder return
Margin

Performance goals based on financial business criteria may be set on a pre tax or after tax basis, may be defined by absolute or relative measures, and may be valued on a growth or fixed basis.

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Strategic and Operational Business Criteria:

Quality improvements                    Market share
Cycle time reductions                   Reduction in product returns
Manufacturing improvements              Customer satisfaction
   and/or efficiencies                    improvements
Strategic positioning                   Compensation/review
   programs                               program improvements
Business/information                    Expense management
   systems improvements                 Customer request date
Infrastructure support                    performance
   programs                             New product revenue
Human resource programs                 Customer programs
New product releases                    Technology development
Operational and strategic                 programs
   programs

     (c) The Committee shall determine the target level of performance that must be achieved with respect to each criteria that is identified in a performance goal in order for a performance goal to be treated as attained. In establishing the target level, the Committee will specify the measures to be used to evaluate performance goal achievement and the weighting of each performance goal. The Committee may also establish minimum threshold and maximum performance criteria.

     (d) The Committee may base performance goals on one or more of the foregoing business criteria. In the event performance goals are based on more than one business criteria, the Committee may determine to make Awards upon attainment of the performance goal relating to any one or more of such criteria, provided the performance goals, when established, are stated as alternatives to one another.

     (e) At the time the Committee sets performance goals, the Committee will establish the Target Award for each participant.

6.   Awards.

     (a) The Committee shall make Awards only in the event the Committee certifies in writing prior to payment of the Award that the performance goal or goals under which the Award is to be paid has or have been attained.

     (b) Depending on performance, actual Awards may vary from the Target Award, reflecting the minimum threshold to the maximum performance level of goal achievement. The maximum Award payable under this Plan to any participant for any fiscal year shall be the lesser of $6 million (six million dollars) or 600% of the participant's annualized base remuneration at the end of the fiscal year.
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     (c) The  Committee in its sole and absolute  discretion  may reduce but not increase the amount of an Award otherwise payable to a participant upon attainment of the performance goal or goals established for a fiscal year.

     (d) A participant's performance must be satisfactory, regardless of Company performance, before he or she may be paid an Award.

     (e) To the extent permitted under regulations issued under Code Section 162(m), in the event the performance goals for a fiscal year are attained, the Committee shall grant all or such portion of an Award for the year as has been earned based on performance achievement to any participant who is appointed or promoted to an Executive Officer position covered by this Plan during the year, or whose employment is terminated during the fiscal year, or who suffers a permanent disability.

7.   Payment of Awards.

     (a) Each participant shall be paid the Award in cash as soon as practicable after the Committee has determined that Awards have been earned and are payable.

     (b) Participants who are eligible under the National Semiconductor Corporation Deferred Compensation Plan (the "Deferred Compensation Plan") may elect to make an irrevocable election to defer receipt of all or any portion of any Award pursuant to and in accordance with the terms of the Deferred Compensation Plan.

     (c) Effective after May 27, 2001, any previously deferred Awards will be consolidated under the Deferred Compensation Plan and will be payable and administered in accordance with the terms of the Deferred Compensation Plan and no longer will be payable under the terms of this Plan. In no event will a participant be entitled to the same amount under this Plan and the Deferred Compensation Plan.

8.   Tax Withholding.

The Company shall have the right to deduct applicable taxes from any Award payment.
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9.   Amendment, Modification, Suspension or Discontinuance of this Plan.

The Committee may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. The Committee will seek stockholder approval of an amendment if it is determined to be required by or advisable under regulations of the Securities and Exchange Commission or the Internal Revenue Service, the rules of any stock exchange on which the Company's stock is listed or other applicable law or regulation. No amendment, suspension, termination or discontinuance may impair the right of a participant or his or her designated beneficiary to receive any Award accrued prior to the later of the date of adoption or the effective date of such amendment, suspension, termination or discontinuance. The exercise of the Committee's discretion as permitted by
Section 6(c) shall not be deemed to constitute an amendment or modification subject to the provisions of this Section 9.

10.  Termination of Employment.

If the employment of a participant terminates, other than pursuant to paragraphs
(a) and (b) of this Section 10, all unpaid Awards shall be cancelled immediately, unless the Committee in its discretion determines otherwise.

     (a) Retirement - When a participant's employment terminates as a result of retirement, the participant will receive an Award reflecting performance and actual period of employment during the fiscal year.

     (b) Death or Disability of a Participant.

          (i) In the event of a participant's death, the participant's estate or beneficiaries shall have the right to receive an Award reflecting performance and actual period of employment during the fiscal year. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the participant; if none, then (b) to a legal representative of the participant; if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Awards so passing shall be made at such times and in such manner as if the participant were living.

          (ii) In the event a participant is disabled, the participant will receive an Award reflecting performance and actual period of employment during the fiscal year. In the event the participant is incapacitated, the Award will be paid to the participant's authorized legal representative.

          (iii) After the death or disability of a participant, the Committee may in its sole discretion at any time (a) terminate restrictions in Award Agreements; (b) accelerate any or all Awards; and (c) instruct the Company to pay the total of any accelerated payments in a lump sum to the participant, the participant's estate, beneficiaries or representative.

          (iv)  In  the  event  of  uncertainty  as  to   interpretation  of  or
     controversies concerning this paragraph (b) of Section 10, the Committee's determinations shall be binding and conclusive.

11.  Cancellation and Rescission of Awards.

Unless the Award Agreement specifies otherwise, the Committee may cancel any unpaid Awards at any time if the participant is not in compliance with all other applicable provisions of the Award Agreement and the Plan. Awards may also be cancelled if the Committee determines that the participant has at any time engaged in activity harmful to the interest of or in competition with the Company.

12.  Nonassignability.

No Award or any other benefit under the Plan shall be assignable or transferable by the participant during the participant's lifetime.

13.  Unfunded Plan.

The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to participants, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets for payment under the Plan, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any Award under the Plan. Any liability of the Company to any participant with respect to an Award under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

14.  No Right to Continued Employment.

Nothing in this Plan shall confer upon any employee any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company to discharge an employee at any time for any reason whatsoever, with or without good cause.

15.  Effective Date.

The Plan became effective on May 29, 1994. The Committee may terminate or suspend the Plan at any time. No Awards may be made while the Plan is suspended or after it is terminated.